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                                   EXHIBIT 2.1

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of March 20, 1998 by and among SKYLINE ACQUISITION CORP., an Ohio corporation (the "Buyer"), SKYLINE CHILI, INC., an Ohio corporation (the "Company"), and certain stockholders of the Company executing this instrument (the "Consenting Stockholders") amending a certain Agreement and Plan of Merger dated as of November 26, 1997, as amended by a First Amendment to Agreement and Plan of Merger dated as of January 9, 1998, both by and among the Buyer, the Company and the Consenting Stockholders (as so amended, the "Agreement"). Capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein unless defined otherwise herein or the context hereof requires otherwise.

         NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the Parties agree as follows:

         1. EXCLUSIVITY TERMINATION DATE. The Exclusivity Termination Date shall be May 8, 1998 and, accordingly, ss. 5(i) of the Agreement is hereby amended by replacing the date "April 11, 1998" in the first line thereof with the date "May 8, 1998".

         2. TERMINATION. Each of ss.7(a)(ii)(B) and ss.7(a)(iii)(B) of the Agreement is hereby amended by replacing the date "April 11, 1998" therein with the date "May 8, 1998".

         3. NO OTHER AMENDMENTS. Except to the extent expressly amended hereby the Agreement shall not be deemed amended or modified in any way and shall remain in full force and effect.

         4. MISCELLANEOUS.

            (a) SUCCESSION AND ASSIGNMENT. This instrument shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this instrument or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

            (b) COUNTERPARTS. This instrument may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (c) HEADINGS. The section headings contained in this instrument are inserted for convenience only and shall not affect in any way the meaning or interpretation of this instrument.

            (d) GOVERNING LAW. This instrument shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.


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         IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the date first above written.

                                          SKYLINE CHILI, INC.
                                          By: /s/ Joseph E. Madigan
                                              -----------------------------
                                          Title: Chairman of the Special
                                                 Committee

                                          /s/ Lambert N. Lambrinides
                                          ----------------------------------
                                          (LAMBERT N. LAMBRINIDES)


                                          /s/ Christie N. Lambrinides
                                          ----------------------------------
                                          (CHRISTIE N. LAMBRINIDES)


                                          /s/ William N. Lambrinides
                                          ----------------------------------
                                          (WILLIAM N. LAMBRINIDES)


                                          /s/ Kevin R. McDonnell
                                          ----------------------------------
                                          (KEVIN R. McDONNELL)


                                          SKYLINE ACQUISITION CORP.


                                          By: /s/ Bernard V. Buonnano, III
                                          ----------------------------------
                                          (BERNARD V. BUONNANO, III)
                                          Title:   President


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